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                                                               EXHIBIT (11)(g)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Worldwide Developing Resources Fund of our report dated October 10, 1997, relating to Worldwide Developing Resources Portfolio in the Statement of Additional Information which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Statement of Additional
Information of the Registration Statement.

                                            /s/ DELOITTE & TOUCHE
                                                ------------------------------
                                                DELOITTE & TOUCHE
December 17, 1997
Grand Cayman, Cayman Islands
British West Indies